UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2008

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

13000 W. Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 352-4160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 11, 2008, Actuant Corporation (the “Company”) issued a press release to announce that it has commenced an offer to exchange $250 million principal amount of its 6 7/8% Senior Notes due 2017, which are registered under the Securities Act of 1933 (the “Exchange Notes”), for all $250 million of its currently outstanding 6 7/8% Senior Notes due 2017, which have not been registered under the Securities Act of 1933 (the “Original Notes”).

The Company will not receive any proceeds from the exchange offer, nor will the Company’s debt level change as a result of the exchange offer. The terms of the Exchange Notes and the Original Notes are substantially identical in all material respects.

The exchange offer will be open for acceptance until 5:00 p.m., New York City time, on Friday, May 9, 2008, unless extended. Persons with questions regarding the exchange offer should contact the exchange agent, U.S. Bank National Association, at 800-934-6802. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated April 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: April 11, 2008

/s/ Andrew G. Lampereur
Name: Andrew G. Lampereur Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release, dated April 11, 2008.